SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




       Date of Report (Date of earliest event reported): January 23, 1997


                           The Med-Design Corporation
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)


        Delaware                      0-25852                  23-2771475
        --------                      -------                  ----------
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
       of incorporation)                                  Identification No.)



  North American Building, Suite 310,
121 South Broad Street, Philadelphia, PA                         19107
----------------------------------------                         -----
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (215) 735-2700


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5. Other Events

     On January 23, 1997, The Med-Design Corporation (the "Company") sold 1,000,000 shares ("Shares") of common stock of the Company, $.01 par value per share ("Common Stock") to certain "accredited investors" (as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act")), in a private placement at a price of $5.00 per share, representing gross proceeds of $5,000,000 (the "Offering"). In connection with the Offering, the placement agent for this Offering, Fine Equities, Inc. ("Fine"), received (i) a commission equal to 5% of the gross offering proceeds ($250,000); (ii) reimbursement for its mailing and other expenses (including legal expenses) approximating $76,500; and (iii) for nominal consideration, warrants ("Warrants") to purchase 100,000 shares of the Common Stock at an exercise price of $5.50 per share. The net proceeds from the Offering received by the Company (exclusive of the Company's own legal, accounting and investment banking expenses) was $4,672,528.

     Pursuant to the Offering, the Company agreed to (i) file with the Securities and Exchange Commission a registration statement under the Act and any applicable state securities laws, covering the resale of all of the Shares no later than February 22, 1997 and (ii) use its best efforts to cause such registration statement to become effective.

     The Warrants have a five (5) year term and are exercisable at any time during the four (4) year period commencing on January 22, 1998. The Common Stock issuable upon exercise of the Warrants shall be entitled to one demand registration right for a period of five (5) years commencing on the date of issuance of the Warrants and "piggyback" registration rights (which, in both instances, shall be at the Company's cost) for a period of seven (7) years commencing on the date of issuance of the Warrants. In addition, the terms of the Warrants require the Company to include in any registration statement any other securities of the Company owned by a Warrant holder if the Company seeks to register any of its securities under the Act; provided, however, that any security other than shares of Common Stock ("Other Securities") may be included only if such type of Other Securities are included in the Registration Statement.

     In addition, the Company granted to Fine the right to cause one person to be elected to the Company's Board of Directors during the five (5) year period which commenced on January 23, 1997.

     In connection with the Offering, James M. Donegan, Gilbert M. White, John
A. Botich, Michael J. Botich, Thor R. Halseth and Gary L. Crocker each entered into a separate agreement (individually, a "Lock-Up Agreement" and collectively, "Lock-Up Agreements") with Fine whereby each agreed that he would not directly or indirectly issue, offer to sell, grant an option for the sale of, assign, or transfer, the number of shares of Common Stock owned by him which is listed beside his name on Schedule A attached hereto without the prior consent of Fine, for a period commencing January 23, 1997 and continuing until the Company has entered into no fewer than three (3) material corporate alliances relating to the Company's products that provide reasonable assurance of financial success and funding of the Company; provided, however, that (i) any of those individuals may make gifts or enter into private transactions wherein the transferee shall agree in writing to be bound by the same agreements as transferor, and (ii) except for Mr. Donegan's Lock-Up Agreement, the Lock-Up Agreement for any of the other individuals named above shall terminate after the execution of a second material corporate alliance, upon the written consent of Mr. Donegan. Notwithstanding the foregoing, each of the individuals who has entered into a Lock-Up Agreement with Fine is permitted to pledge or hypothecate the number of shares so listed on Schedule A which are owned by him.

     Upon the consummation of the Offering, the Company's issued and outstanding Common Stock increased from 6,899,570 to 7,899,570 and the aggregate number of issued and outstanding warrants and options to purchase the Common Stock increased from 578,000 to 678,000.




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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE MED-DESIGN CORPORATION



                                 By: /s/ James M. Donegan
                                     -------------------------------------
                                     James M. Donegan
                                     Chief Executive Officer and President

Date: January 30, 1997






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                                   SCHEDULE A

                                                Shares that may be
                                                Pledged or Hypothecated
                             Shares Subject     Without the Written Consent
Name                           to Lockup        of Fine Equities, Inc.
----                           ---------        ----------------------


James M. Donegan               1,230,000               200,000

Gilbert M. White                  82,560                13,440

John A. Botich                   221,347                36,033

Michael A. Botich                343,650                55,942

Thor R. Halseth                  387,470                63,076

Gary L. Crocker                   89,779                14,615

                                 EXHIBIT INDEX



Exhibit No.                Description                            Page No.
-----------                -----------                            --------

1.01          Placement Agent Agreement dated as
              of January 8, 1997 by and between The
              Med-Design Corporation ("MDC") and
              Fine Equities, Inc. ("Fine")

4.01          Form of Subscription Agreement between
              MDC and each of the purchasers of the
              1,000,000 shares of MDC common stock
              ("Common Stock")

4.02          Placement Agent's Warrant Agreement
              dated as of January 23, 1997 by and
              between MDC and Fine

99.01         Private Placement Memorandum dated as
              of January 8, 1997 relating to the
              offering of the Common Stock (with
              exhibits omitted)